SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 3, 2000
Date of Report

                       CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

                 0-8401
(Commission File Number)

                  54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                   Arlington, Virginia 22201
(Address of principal executive offices)(Zip code)

                             (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OF ASSETS.

On April 3, 2000, CACI International Inc announced that it had completed its acquisition of substantially all of the assets of Century Technologies, Incorporated (CENTECH), which became effective at 12:01 a.m. EST on April 1, 2000. The total consideration paid by CACI was $7,667,960.96, which was financed from cash resources.

The assets of the acquisition will be fully integrated into existing CACI operations and, in additional to fitting the Registrant's strategic plan for rapid growth in the state and local market, will further enhance CACI's capabilities in network services and e-commerce for its existing federal, state and local, and commercial businesses. CENTECH reported revenues of $23.7 million for its fiscal year ended March 31, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1   Asset Acquisition Agreement by and Among CACI International Inc, CACI, Inc., and Century Technologies, Incorporated (CENTECH), dated as of March 16, 2000.

99.2   Press Release dated April 3, 2000, announcing that the Registrant had completed its purchase of substantially all of the assets of CENTECH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/

Jeffrey P. Elefante Executive Vice President General Counsel and Secretary